                                                               Exhibit 99 (d)(2)

                        MUTUAL CONFIDENTIALITY AGREEMENT


                   This MUTUAL CONFIDENTIALITY AGREEMENT (this "Agreement") is made as of this 10th day of October, 2001 by and between MEDIMMUNE, INC., a Delaware corporation (together with its affiliates and subsidiaries, "MEDIMMUNE") with its main business office located at 35 West Watkins Mill Road, Gaithersburg, MD 20878 and Aviron, a Delaware corporation (together with its affiliates and subsidiaries, "AVIRON") with its main business office located at 297 North Bernardo Avenue, Mountain View, CA 94043 (with MEDIMMUNE and AVIRON each a "party" and collectively the "parties").

                  A. In connection with the consideration of a possible transaction involving MEDIMMUNE and AVIRON (a "Transaction"), each party (as to information disclosed by or on behalf of it, the "Disclosing Party") has agreed to provide to the other party (as to information received by or on behalf of it, the "Receiving Party") certain confidential and proprietary information concerning its business, financial condition, operations, assets, liabilities, personnel and prospects.

                  B. All such information furnished by a Disclosing Party, whether furnished before or after the date of this Agreement and irrespective of the form of communication, including, without limitation, any notes, summaries, reports, analyses or other materials which, in whole or in part, are derived from, contain or reflect such information, is collectively referred to in this Agreement as "Confidential Information."

                   C. The parties wish to define their respective rights and obligations with respect to such Confidential Information.

                  NOW, THEREFORE, in consideration of the premises and the agreements contained in this Agreement, the parties agree as follows:

                  1. For purposes of this Agreement, Confidential Information shall not be deemed to include any information which (a) is generally available to the public prior to the time it is disclosed or thereafter becomes generally available to the public other than as a result of any disclosure by a Receiving Party in violation of the terms of this Agreement, (b) was in the possession of a Receiving Party on a non-confidential basis prior to the execution of this Agreement or (c) is obtained by a Receiving Party from a third party not known by the Receiving Party to be under any confidentiality obligation to the Disclosing Party, whether by contractual, legal or fiduciary obligation or otherwise.

                  2. All Confidential Information disclosed to a Receiving Party shall be kept in strict confidence (including, without limitation, for purposes of Rule 100(b)(2)(ii) of Regulation FD under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and neither such Confidential Information nor the fact that the Confidential Information has been made available, that discussions or negotiations concerning a Transaction are taking place or any of the terms, conditions or other facts relating to a Transaction shall be disclosed or made available to any person other than to such Receiving Party's employees, directors, agents and advisors (including, without limitation, attorneys, accountants, bankers and financial advisors) who have a need to know such Confidential Information for the purpose of evaluating and negotiating the Transaction and who are informed of the confidential nature of such Confidential Information. All such employees, directors, agents and advisors (collectively, "Representatives") will be directed to treat such Confidential Information in strict confidence and in accordance with the terms hereof. All Confidential Information disclosed to a Receiving Party or its Representatives shall be used by the Receiving Party and such Representatives solely for the purpose of evaluating and negotiating the Transaction and for no other purpose.

                  3. Each of the parties acknowledges that it is aware (and that its Representatives have been or will be advised) that the United States securities laws restrict persons with material nonpublic information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

                  4. Unless otherwise agreed, all (a) communications regarding a possible Transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures will be submitted or directed exclusively by one party directly to the other. No Receiving Party or any of its Representatives will contact any third party with whom a Disclosing Party has a business relationship (including any employee, customer, supplier, creditor or stockholder of a Disclosing Party) in connection with the Transaction without the prior written consent of such Disclosing Party.

                  5. In the event that a Receiving Party or its Representatives is required by federal securities laws, pursuant to applicable rules of any exchange or national market, or in a civil or criminal suit (by oral questions, interrogatories, requests for investigative demand or other similar process) to disclose any Confidential Information, such Receiving Party shall provide the Disclosing Party with prompt written notice of any such requirement so that such Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or waiver, a Receiving Party or its Representatives is, upon the written advice of such Receiving Party's counsel, legally compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Receiving Party and its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information that is legally required to be disclosed; PROVIDED, HOWEVER, that such Receiving Party and its Representatives shall use their reasonable best efforts to cooperate with the Disclosing Party in its efforts to seek a protective order or other appropriate remedy.

                  6. At any time upon the request of a Disclosing Party, a Receiving Party and its Representatives shall promptly return all Confidential Information (and all copies thereof) furnished to such Receiving Party or its Representatives pursuant hereto. If requested by the Disclosing Party, the general counsel or other executive officer of the Receiving Party shall certify to the Disclosing Party that all such material has been so delivered. Notwithstanding such delivery of Confidential Information, any and all obligations existing under this Agreement shall remain in full force and effect.

                  7. In consideration for MEDIMMUNE being furnished with Confidential Information, MEDIMMUNE agrees that, until the earlier of (x) two
(2) years from the date hereof and (y) such time as AVIRON shall have received approval by the Food and Drug Administration of its Biologics License Application for FluMist-TM-, unless the Board of Directors of AVIRON (excluding its affiliates and subsidiaries) ("AVIRON's Board") shall otherwise request in writing in advance, MEDIMMUNE will not (and shall not form or become a participant in a group within the meaning of Section 13(d)(3) of the Exchange Act to), directly or indirectly, (i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership of any securities or assets of AVIRON, including rights or options to acquire such ownership, (ii) seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of AVIRON, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)), contacting any person relating to any of the matters set forth in this Agreement or seeking to influence, advise or direct the vote of any holder of voting securities of AVIRON or making a request to amend or waive this provision or any other provision of this Section or Sections 2 or 8 of this Agreement, or (iii) make any public disclosure, or take any action which could require AVIRON to make any public disclosure, with respect to any of the matters set forth in this Agreement; provided, however, the provisions contained above in this Section 7 shall not be construed to prevent MEDIMMUNE from making a proposal that is privately communicated to AVIRON's Chief Executive Officer to acquire an equity interest in or control of AVIRON and that is subject to the approval of AVIRON's Board of Directors.

                   8. Notwithstanding the restrictions contained in Section 7 hereof:

                  (a) In the event of the "commencement" (as that term is defined in Rule 14d-2 under the Exchange Act) of a tender offer by an independent person or group other than MEDIMMUNE or any of its Representatives (a "Hostile Offer") to acquire 25% or more of the total voting power of the voting capital stock of AVIRON then outstanding ("Voting Stock"), which tender offer is opposed, or is not supported, by AVIRON's Board within seven days after the date of commencement of the tender offer, then MEDIMMUNE shall be relieved of the restrictions set forth in Section 7 hereof and shall not otherwise be restricted by the terms of Sections 3 or 4 of this Agreement from offering to acquire or acquiring shares of capital stock of AVIRON or from taking actions incident thereto; provided, however, that if, following the commencement of the Hostile Offer, MEDIMMUNE commences a tender offer pursuant to Section 14 of the Exchange Act and regulations thereunder to acquire shares of capital stock of AVIRON (a "MEDIMMUNE Offer") and the Hostile Offer is later terminated, MEDIMMUNE will be able to consummate the MEDIMMUNE Offer only if, subsequent to the date of termination of the Hostile Offer, it does not decrease the amount of cash or change the type or decrease the number of shares it was offering in the MEDIMMUNE Offer; and, provided, further, that if MEDIMMUNE terminates the MEDIMMUNE Offer without purchasing any shares of capital stock of AVIRON or MEDIMMUNE fails to commence a MEDIMMUNE Offer before the termination of the Hostile Offer, the provisions of Sections 3, 4 and 7 hereof shall be reinstated.

                  (b) In the event of (i) a tender offer by a person or group other than MEDIMMUNE to acquire not less than a majority of the total voting power of the Voting Stock then outstanding which is supported by AVIRON's Board within seven days after the date of the commencement of the tender offer or (ii) the announcement by AVIRON of the acceptance by AVIRON's Board of a proposal by any person or group to acquire, by consolidation, merger or otherwise, not less than a majority of the total voting power of the Voting Stock then outstanding or all or substantially all of the assets of AVIRON, MEDIMMUNE shall be relieved of the restrictions set forth in Section 7 hereof and shall not otherwise be restricted by the terms of Sections 3 or 4 of this Agreement from offering to acquire or acquiring shares of capital stock of Aviron or from taking actions incident thereto.

                  (c) In the event that it is publicly disclosed that Voting Stock representing more than 15% of the total voting power of the shares of Voting Stock on a fully diluted basis have been acquired by any person or group (other than MEDIMMUNE or any of its Representatives), MEDIMMUNE shall be relieved of the restrictions set forth in Section 7 hereof and shall not otherwise be restricted by the terms of Sections 3 or 4 of this Agreement from offering to acquire or acquiring shares of capital stock of Aviron or from taking actions incident thereto.

                  (d) Notwithstanding any other provisions of this Section 8, MEDIMMUNE shall not be relieved of any of the restrictions set forth in Section 7, and shall be subject to all such restrictions, if MEDIMMUNE is in default under, or is in breach of any material provisions of, this Agreement.

                  9. In the event AVIRON enters into a confidentiality agreement or mutual confidentiality agreement with another party with respect to a possible transaction that is similar to the Transaction and such agreement contains provisions that are more favorable to such other party (including the omission of provisions which restrict the other party) than the provisions of this Agreement are to MEDIMMUNE, this Agreement shall be deemed to be amended so as to afford to MEDIMMUNE such more favorable provisions in lieu of the existing provisions hereof.

                  10. Each party agrees that for a period of one (1) year from the date hereof, such party will not, directly or indirectly, hire or seek to hire any employee(s) of the other party; PROVIDED, HOWEVER, that this restriction shall not apply to (i) employees no longer employed by such other party, or (ii) employees who respond to general solicitations of employment not specifically directed toward employees of such other party.

                  11. The parties understand and acknowledge that no Disclosing Party is hereby making any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information disclosed by or on behalf of it pursuant hereto and that no Disclosing Party shall have any liability to a Receiving Party, its Representatives or any other person relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom by virtue of this Agreement. Only those representations and warranties that are made in a final definitive agreement between the parties regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

                  12. The parties agree that no contract or agreement providing for any Transaction shall be deemed to exist between the parties unless and until a definitive agreement has been executed and delivered and that neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement, except for the matters specifically agreed to herein. Each of the parties acknowledges that the other party reserves the right, in its sole discretion, to reject any and all proposals made by the other party with regard to a Transaction and to terminate discussions and negotiations with the other party at any time.

                  13. It is understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by any party or its Representatives and that the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach of this Agreement but shall be in addition to all other remedies available at law or in equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a party or its Representatives has breached this Agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred by it in connection with such litigation, including any appeals therefrom.

                  14. It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect.

                  15. This Agreement shall be binding upon each of the parties and their respective Representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This Agreement may be executed in several counterparts, all of which together shall constitute one and the same agreement.

                  16. It is understood and agreed that if any provision contained in this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                   17. This Agreement shall terminate on the second anniversary of the date hereof.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


         MEDIMMUNE, INC.                                  AVIRON

By: /s/ MICHAEL S. RICHMAN                       By: /s/ C. BOYD CLARKE
    --------------------------------                ---------------------------
           Michael S. Richman                             C. Boyd Clarke
Senior Vice President, Corporate Development         Chairman, President & CEO


Date: October 10, 2001                           Date: October 10, 2001